Form C

Cover Page

Name of issuer:

YOPI Technologies INC

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 6/12/2017

Physical address of issuer:

ONE University PLAZA, SUITE 505
NEW JERSEY NJ 07601

Website of issuer:

http://www.yopitech.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☑ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

250,000

Price:

$0.20000

Method for determining price:

See Q13. Note: The first 357,143 shares are offered at $0.14/share and the remainder are offered at $0.20/share.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$3,375.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

YOPI Technologies INC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Hemi Re'em	President	YOPI	2017
Menachem Genut	Vice President	YOPI	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Hemi Re'em	President	2017
Hemi Re'em	Secretary	2017
David Freidenberg	CEO	2017
Menachem Genut	Vice President	2017
Menachem Genut	Treasurer	2017
Menachem Genut	CSO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Menachem Genut	20000000.0 Common	40.0
Y.A.R.N. LTD	10000000.0 common	20.0
Hemi Re'em	20000000.0 Common	40.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> *We have a limited operating history and have generated no revenues to date.*

Our limited operating history makes evaluating the business and future prospects difficult, and may increase the risk of your investment. To date, we have generated no revenues and have not yet begun meaningful commercialisation efforts with respect to our product. If you are investing in this company, it is because you think the a fitness personal instructor, which trains according to real-time Oxygen consumption is a good idea, that the Company will be able to successfully market, manufacture and sell the YOPI personal trainer, that we can price it right and sell it to enough people so that the company will succeed. We have yet to sell any vessels and we plan to market a vessel that has no commercial contemporaries. Further, we have never turned a profit and there is no assurance that we will ever be profitable.

We have not yet generated any revenues.

Our limited operating history makes evaluating the business and future prospects difficult, and may increase the risk of your investment. We were organized in June 2017 and have less than one year of operating history, upon which investors may judge our performance. To date, we have neither generated any revenues nor begun meaningful commercialization efforts with respect to our products. We are subject to all of the business risks and uncertainties associated with any new business; including the risk that we will not achieve our investment objectives and that the value of an investor's investment could decline substantially. Our ability to achieve profitability in this business will depend upon many factors, including, without limitation, our ability to execute our growth strategy and technology development, obtain sufficient capital, develop relationships with third party partners, adapt to fluctuations in the economy and modify our strategy based on the degree and nature of competition. We can provide no assurances that our operations will ever be profitable or that we will be able to generate sufficient revenue from operations to pay operating expenses and meet our obligations as a going concern

We may not be able to obtain adequate financing to continue our operations.

We expect that we will need to raise additional funds to continue the design, manufacture, sale and servicing our YOPI Personal Trainer. Even if we successfully raise the Maximum Offering Amount from this offering, we believe that we may need to raise additional capital in the near future to fund our research and development and manufacturing. We anticipate commencing a Regulation A finance offering upon completion of this Offering. No assurance can be given that we will be successful in these efforts. This capital will be necessary to fund ongoing operations, continue research, development and design efforts, establish sales centers, improve infrastructure, and make the investments in tooling and manufacturing equipment required to develop our products. These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time

Terms of subsequent financings may adversely impact your investment.

We may engage in common equity, debt, or preferred stock financing in the future. Your rights and the value of your investment in the Securities could be reduced. Interest on debt securities could increase costs and negatively impacts operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common stock. In addition, if we need to raise more equity capital from the sale of common stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Shares of common stock which we sell could be sold into any market that develops, which could adversely affect the market price.

We expect to derive substantially all of our revenues from our principal technology, which leaves us subject to the risk of reliance on such technology.

We expect to derive substantially all of our revenues from sales of products derived from our principal technology. Our initial product utilizing this technology is YOPI. As such, any factor adversely affecting sales of YOPI, including the product release cycles, regulatory issues, market acceptance, product competition, performance and reliability, reputation, price competition and economic and market conditions, would likely harm our operating results. We may be unable to develop other products utilizing our technology, which would likely lead to the failure of our business. Moreover, in spite of our efforts related to the registration of our technology, if patent protection is not available for our principal technology, the viability of YOPI and any other products that may be derived from such technology would likely be adversely impacted to a significant degree, which would materially impair our prospects.

We would be adversely affected if we are unable to retain key employees.

Our success depends in part on key management, scientific and technical personnel and our continuing ability to attract and retain highly qualified personnel. There is competition for the services of such personnel. The loss of the services of key personnel, and the failure to attract highly qualified personnel in the future, may have a negative impact on our business. Moreover, our competitors may hire and gain access to the expertise of our former employees.

Our success depends on the efforts, experience and abilities of our management team.

All of our administrative functions and day-to-day operations will be performed by the Executive Officers and Significant Employees (as defined in the "Management" Section below), and by industry professionals and experts recruited by the Company. Our success will depend in part upon our ability to attract, motivate and retain a sufficient number of qualified management, sales and technical personnel, and our ability to retain the Executive Officers and Significant Employees. The loss of any of these individuals, would be difficult to overcome. The loss of the services of one or more of the Executive Officers and Significant Employees could adversely affect operating results.

We may sue, or be sued by, third parties in connection with our operations.

We contract directly with various providers of goods and services. From time to time, disputes may arise between us and the vendors with whom we contract for goods and services. When a dispute cannot be resolved amicably, a lawsuit may be filed to resolve the dispute. In addition to relief granted by a court of law, vendors who have provided goods and/or rendered services to us with respect to our operations may be permitted, under applicable law, to file materialman's and/or mechanic's liens with respect to such goods and/or services, the filing of which may be necessary in order to perfect a lien claim pending the resolution of the dispute. Under such circumstances, we will be adversely affected.

Our YOPI Personal Trainer mobile application, which is a key to our business model, which we intend to make available via Apple's iOS and via Google's Android platforms and maybe in the future via additional platforms. If we are unable to achieve or maintain a good relationship with each of Apple and Google or similar platforms, or if the Apple App Store or the Google Play Store or any other applicable platform were unavailable for any prolonged period of time, our business will suffer.

A key component of the YOPI Personal Trainer will be an iPhone or Android application which will incorporate tools to guide the trainee "online" for each selected activity. This future application will be compatible with Apple's iOS and Google's Android platforms and may in the future become compatible via additional platforms. If we will not be able to make our YOPI application compatible with these platforms, or if there is any deterioration in our relationship with either Apple or Google or others after our application is available, our business would be materially harmed.

If our future applications are accepted, we will be subject to each of Apple's and Google's standard terms and conditions for application developers, which govern the promotion, distribution and operation of games and other applications on their respective storefronts. Each of Apple and Google has broad discretion to change its standard terms and conditions, including changes which could require us to pay to have our YOPI application available for downloading. In addition, these standard terms and conditions can be vague and subject to changing interpretations by Apple or Google. We may not receive any advance warning of such changes. In addition, each of Apple and Google have the right to prohibit a developer from distributing its applications on its storefront if the developer violates its standard terms and conditions. In the event that either Apple or Google ever determines that we are in violation of its standard terms and conditions, including by a new interpretation, and prohibits us from distributing our YOPI application on its storefront, it would materially harm our business.

Additionally, we will rely on the continued function of the Apple App Store and the Google Play Store as digital storefronts where our future YOPI application may be obtained. There have been occasions in the past when these digital storefronts were unavailable for short periods of time or where there have been issues with the in-app purchasing functionality within the storefront. In the event that either the Apple App Store or the Google Play Store is unavailable or if in-app purchasing functionality within the storefront is non-operational for a prolonged period of time, it would have a material adverse effect on the ability of our customers to secure the YOPI application, which would materially harm our business.

Our software and associated business processes may contain undetected errors, which could limit our ability to provide our services and diminish the attractiveness of our service offerings.

YOPI's software may contain undetected errors, defects or bugs. As a result, our customers or end users may discover errors or defects in our devices, software or the systems we design, or the products or systems incorporating our designs and intellectual property may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our products, impair the reputation of our brand and diminish the attractiveness of our product offerings to our customers.

In addition, we may utilize third party technology or components in our products and we rely on those third parties to provide support services to us. Failure of those third parties to provide necessary support services could materially adversely impact our business

Our officers and directors are entitled to certain protections from the Company.

The Company will indemnify the officers and directors of the Company, as well as certain persons serving in certain other capacities at the request of the Board (each, an "Indemnitee"), for losses which arise out of acts or omissions of such Indemnitee under certain circumstances. While we may purchase insurance for the payment of such indemnity obligations, such coverage may be insufficient for a particular claim, and existing claims may limit our ability to obtain or continue to maintain such insurance coverage at a reasonable cost.

Provisions in our Certificate and Bylaws and under Delaware law might discourage, delay or prevent a change of control of our company or changes in our management.

Our governing documents contain provisions that could delay or prevent a change of control of the Company or changes in our management that the stockholders of the Company may believe advantageous. These provisions include:

- limiting the ability of stockholders to call a special stockholder meeting;
- authorizing the Board to make, alter or repeal our Bylaws; and
- establishing advance notice requirements for proposing matters that can be acted upon by stockholders at special meetings.

There are several potential competitors who are better positioned than we are to take the majority of the market.

We will compete with larger, established known personal trainer manufacturers who currently have products on the markets and/or various respective product development programs. They have much better financial means and marketing/sales and human resources than us. They may succeed in developing and marketing competing equivalent products earlier than us, or superior products than those developed by us. There can be no assurance that competitors will not render our technology or products obsolete or that the personal trainer developed by us will be preferred to any existing or newly developed technologies. It should further be assumed that that competition will intensify

We may experience production delays if suppliers fail to make compliant or timely deliveries.

The manufacturing process for some of our products largely consists of the assembly, integration and testing of purchased components. If a supplier stops delivery of such components, finding another source could result in added cost and manufacturing delays. Moreover, if our subcontractors fail to meet their design, delivery schedule or other obligations we could be held liable by our customers, and we may be unable to obtain full or partial recovery from our subcontractors for those liabilities. The foregoing risks could have a material adverse effect on our operating results.

Risks Related to the Investment in our Common Stock

The ownership of our common stock is concentrated among existing executive officers and directors.

Upon the sale of all of the shares offered in this offering, our executive officers and directors will continue to own beneficially, in the aggregate, a vast majority of the outstanding shares. As a result, they will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendments to our Articles of Incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of the company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

Risks Related to Our Intellectual Property

We have filed for patents and for a trademark, thus our intellectual property could be unenforceable or ineffective.

One of the Company's most valuable assets is its intellectual property. We currently developed a first prototype biosensors that proves the concept, and we have filed for a patent as well as a trademark at United States Patent and Trademark Office (USPTO). The Company intends to continue to file additional patents applications and build its intellectual property portfolio as we discover new technologies related to the improvement of our systems and solutions. Patents can be legally challenged, and resulting disputes may lead to delays in the company product and organizational timeline.

The risks and uncertainties that we face with respect to our intention to file a pending patent and other proprietary rights principally include the following:

- pending patent applications we have filed or will file may not result in issued patents or may take longer than we expect to result in issued patents;
- we may be subject to interference proceedings;
- we may be subject to opposition proceedings in foreign countries;
- any patents that are issued to us may not provide meaningful protection;
- we may not be able to develop additional proprietary technologies that are patentable;
- other companies may challenge patents licensed or issued to us;
- other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;
- other companies may design their technologies around technologies we have licensed or developed; and
- enforcement of patents is complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any of our future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make our inventions or to file patent applications covering those inventions.

It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

In addition to patent applications, we depend upon trademarks, trade secrets and proprietary know-how to protect our proprietary technology. We require our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the disclosure of our confidential information to any other parties. We will also require our employees and consultants to disclose and assign to us their ideas, developments, discoveries and inventions. These agreements may not, however, provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure in violation of these agreements.

Our business may be harmed if we fail to properly protect our intellectual property.

We believe that the success of our business depends, in part, on our proprietary technology, including our software, information, algorithms, processes and know-how. We rely on statutory copyright, trademark, patent and trade secret laws, client license agreements, employee and third-party non-disclosure agreements and other methods to protect our proprietary rights. Nevertheless, these resources afford only limited protection and the actions we take to protect our intellectual property rights both in the United States and abroad, may not be adequate. We cannot assure you that we have secured, or will be able to secure, appropriate protections for all of our proprietary rights. In particular, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, and our trade secrets may be vulnerable to disclosure or misappropriation by employees, contractors and other persons, which could have a material adverse effect on our business, financial condition and results of operations. Various parties may challenge, invalidate or circumvent our patents, trademarks and other intellectual property rights, if any. There can be no assurance that claims allowed on any future patents will be sufficiently broad to protect our technology. Effective patent, copyright and trade secret protection may be unavailable or limited in some of the markets in which we operate, and our trade secrets may be vulnerable to disclosure or misappropriation by employees, contractors and other persons. In addition, litigation may be necessary to enforce our intellectual property rights, protect

our trade secrets or determine the validity and scope of the proprietary rights of others. The outcome of any such litigation may not be in our favor, and any such litigation may be costly and may divert management attention as well as other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to infringement, misappropriation and indemnity claims in the future, which may cause us to incur significant expenses, pay substantial damages and be prevented from providing our services or technologies.

Our success depends, in part, on our ability to carry out our business without infringing the intellectual property rights of third parties. Some third party intellectual property rights may be extremely broad and it may not be possible for us to conduct our operations in such a way so as to avoid infringement of those intellectual property rights. Our proprietary or licensed technologies, processes or methods may be covered by third-party patents or copyrights, either now existing or to be issued in the future. Third parties may raise claims against us alleging infringement or violation of their intellectual property and any such litigation may cause us to incur significant expenses. Third-party claims, if successfully asserted against us may cause us to pay substantial damages, seek licenses from third parties, pay ongoing royalties, redesign our services or technologies, or prevent us from providing services or technologies subject to these claims. Even if we were to prevail, any litigation would likely be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

International patent protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries we may have to expend substantial sums and management resources.

Patent and other intellectual property law outside the United States is even more uncertain than in the United States and is continually undergoing review and revisions in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to business methods and processes. In addition, we may have to participate in opposition proceedings to determine the validity of our foreign patents or our competitors' foreign patents, which could result in substantial costs and diversion of our efforts.

Risks Related to Israeli Law and Our Operations in Israel

Our operations are subject to currency and interest rate fluctuations as our R&D is going to be performed in Israel in our wholly owned subsidiary.

We will incur expenses in U.S. dollars and NIS, but our financial statements are denominated in U.S. dollars and presented in U.S. dollars and have a convenience translation to NIS. U.S. dollars is our functional currency, however, as our R&D operation is in Israel we use NIS as well. Even so the U.S. dollars is the currency that represents the principal economic environment in which we operate we still use NIS. As a result, we are affected by foreign currency exchange fluctuations through both translation risk and transaction risk. As a result, we are exposed to the risk that the NIS may appreciate relative to the dollar, or, if the NIS instead devalues relative to the dollar, that the inflation rate in Israel may exceed such rate of devaluation of the NIS, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the dollar cost of our operations in Israel would increase and our dollar-denominated results of operations would be adversely affected.

It may be difficult to enforce a judgment of a United States court against us and our officers and directors to assert United States securities laws claims in Israel or to serve process on our officers and directors and these experts.

Our operational subsidiary was incorporated in Israel. Some of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to United States securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of United States securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not United States law is applicable to the claim. If United States law is found to be applicable, the content of applicable United States law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a United States or foreign court.

We have offices and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

Most of our management team and all of our research and development facilities, are located in Israel. Although substantially all of our sales will be made to consumers outside Israel and the manufacturing of YOPI will be based primarily on parts made in other countries, we are and will nonetheless be directly influenced by the political, economic and military conditions affecting Israel. Furthermore, several countries restrict business with Israeli companies, which may impair our ability to create new business relationships or otherwise conduct our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds:

Campaign marketing expenses	8,000
Estimated Attorney Fees	1,500
Estimated Accountant Fees	1,000
General Marketing	5,000
Anticipated Qualified Offering Expenses	1,000
Research and Development	11,500
Future Wages	10,000
General Working Capital	10,000
Intermediary Fees	2,000

If we raise: **$200,000**

Use of Proceeds:

Campaign marketing expenses	15,000
Estimated Attorney Fees	2,000
Estimated Accountant Fees	1,000
General Marketing	20,000
Anticipated Qualified Offering Expenses	2,000
Research and Development	72,600
Future Wages	45,000
General Working Capital	35,000
Intermediary Fees	8,000

If we raise: **$500,000**

Use of Proceeds:

Campaign marketing expenses 30,000
Estimated Attorney Fees 3,000
Estimated Accountant Fees 2,000
General Marketing 50,000
Anticipated Qualified Offering Expenses 3,000
Research and Development 212,000
Future Wages 105,000
General Working Capital 75,000
Intermediary Fees 20,000

If we raise: **$1,070,000**

Use of Proceeds:

Campaign marketing expenses 50,000
Estimated Attorney Fees 5,000
Estimated Accountant Fees 2,500
General Marketing 100,000
Anticipated Qualified Offering Expenses
5,000
Research and Development 514,600
Future Wages 200,000
General Working Capital 150,100 Intermediary Fees
42,800

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the

offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Type of Security:

Common stock of the Company (the "Common Stock").

Amount of Financing:

Up to $1,070,000 in the aggregate, with the closing of such crowdfunding financing to occur as determined by the Company in its sole discretion.

Purchaser:

Each purchaser must qualify under a securities law exemption (the "Purchaser").

Price:

The Common Stock per share purchase price will be $0.20 which share price has been determined subjectively by the Company based on certain publicly available market/industry data, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or valuation. Accordingly, the offering price may not be considered to be indicative of the actual value of the securities offered hereby.

Investors who invest in the first $200,000 of this fundraise will receive a $0.14 share price.

Purchase Agreement and other definitive documents:

The investment will be made pursuant to the Company's form of Crowdfunding Stock Purchase Agreement. The Purchaser will also execute any documents reasonably necessary to consummate the transactions contemplated in the Term Sheet.*Use of Proceeds:*

The proceeds will be used for working capital and as further described in the Form C.

Governing Law:

The Company and the Purchaser shall each bear its own expenses and legal fees with respect to this transaction.

The Term Sheet shall be governed by and construed in accordance with the laws of New York without reference to conflict of laws principles. Any dispute under this Agreement may be brought in the state courts and the Federal courts located in New York, and the parties hereby consent to the personal jurisdiction and venue of these courts. This agreement may not be amended except in writing signed by both parties hereto.

See exact security attached as Appendix B Investor Contracts

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Holders of our common stock are entitled to one vote per share. Our certificate of incorporation, as amended, does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends if any, as may be declared by our board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.
☐ No

16. How may the terms of the securities being offered be modified?

None of the provisions of the Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
common stock	500,000,000	50,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws which have been filed as exhibits to the offering statement of which this offering circular is part.

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation, as amended, does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends if any, as may be declared by our board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the
Company may be diluted. This means that the pro-rata portion of the Company
represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the stock has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;

- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	06/30/17
Amount	$1,375.00
Interest rate	2.0% per annum
Discount rate	30.0%
Uncapped Note	Yes
Maturity date	12/31/18
Related parties	Menachem Genut

Convertible Note

Issue date	08/01/17
Amount	$73,625.00
Interest rate	2.0% per annum
Discount rate	30.0%
Uncapped Note	Yes
Maturity date	12/31/18
Related parties	Menachem Genut

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2017	Regulation D, Rule 506(b)	Convertible Note	$1,375	General operations
8/2017	Regulation D, Rule 506(b)	Convertible Note	$73,625	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Menachem Genut one of the founders and a major shareholder lent the company a $75,000 convertible loan with the option for $25,000 more at the company's discretion. The loan bears interest of 2% per annum and can be converted to the company shares with 30% discount compare to investor value at the the next round of financing. The financial statements list $1,375 in debt because that is all that had been loaned as of the date of the reviewed financial statements.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Our principal product, the YOPI is the first real fitness personal instructor that trains according to real-time oxygen consumption, which is the key parameter that determines the level of energy our body produces during training.
We seek to disrupt the world of health and fitness, by changing the way the trainee monitors his body functionality during training and beyond. Our goal is to offer a digital online personal trainer for the fitness and health markets which trains each one according to his/her online physiology and goals.
During exercise, the body needs more oxygen to feed the muscles to keep them working. Today, the only way to measure changes in Oxygen consumption is in a special "metabolic fitness testing laboratory." YOPI is going to measures oxygen consumption online without a mask, from the user's body, using wearable biosensors and sophisticated algorithms. YOPI biosensors measure biomarkers in the sweat that are correlated to the oxygen intake and instruct in real-time the trainee according to his momentary physiology and goals.
YOPI is going to be the first digital personal health and fitness instructor based on oxygen consumption that combines an intelligent personal training application using machine-learning algorithms with cutting-edge proprietary biosensors. YOPI uses constant real-time data attained from the biosensors to monitor the user's oxygen consumption and provides real-time, fitness plans, training guidance, health alerts and lifestyle coaching. By using YOPI, the user will be able to monitor physiological conditions and to reach the optimal

results from everyday activity and any training session.

After more than a year of operation, YOPI Technologies Inc. was established in June 2017 to finalize the development of the first digital online personal trainer.

We intend to sell the hardware (i.e., the bio-sensors' target price will be $149-199 retail) and provide a modular training instructor app for a monthly fee. The application modules (for example dieting module or running instructor module) will each be offered at $3 per month (final pricing will be determined closer to launch date), with a package of several modules offered at a discounted rate (i.e., two packages for $5 per month)

Our operational subsidiary was incorporated in Israel in August 2017. Most of our management team and all of our research and development facilities are located in Israel. Although substantially all of our sales will be made to consumers outside of Israel and the manufacturing of Yopi will be primarily in other countries. Yopi's R&D is located in Israel but our principal offices are in the US. **The Israeli subsidiary is fully owned by YOPI Technologies Inc.**

Milestones

After more than a year of operation, YOPI Technologies Inc. established in June 2017 to finalize the development of the first digital online personal trainer.

To date the Company has focused on completing a definition of our YOPI product, understanding the market and addressing the market's needs and developing our first prototype biosensor in order to establish the proof of concept.

We have filed a patent application and trademark for a developed prototype biosensor.

We have also developed the first non-mask device that can monitor oxygen consumption VO2 through sweat.

2016- 2017 Highlights

We have a limited operating history.

Revenue - total revenue for 2017 was $0

Expenses- Over the last 3 months our average monthly expenses were $10,000.

Net Income- is currently $0 for 2017.

Financial Condition and Liquidity

The below estimates are only estimates and are subject to significant deviation. Please also refer to "Risk Factors" in response to Question 8, which should inform and qualify the below projections.

If we hit our minimum target offering amount we will use the funds as described below:

Intermediary Fees	$2,000
Campaign Marketing Expenses	$8,000
Attorney and Accountant Fees	$2,500
General Marketing	$5,000
Offering Expenses	$1,000
R&D	$11,500
Future Wages	$10,000
General Working Capital	$10,000

If we hit our maximum target offering amount we will use the funds as described below:

Intermediary Fees	$42,800
Campaign Marketing Expenses	$50,000
Attorney and Accountant Fees	$7,500
General Marketing	$100,000
Offering Expenses	$5,000
R&D	$514,600
Future Wages	$200,000
General Working Capital	$150,100

If we hit our minimum target we will have 7 months cash runway and our cash runway is expected to be 50 months.

We expect to derive substantially all of our revenues from sales of products derived from our principal technology.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital to Yopi. Although the proceeds of this offering are not necessary to the viability of our business it will be integral to developing our next step prototype within 6 months. We intend to develop a full working prototype within 10 -12 months. At this stage, we will then launch the product with a delivery time of 6 months, which is 16-18 months out from the fundraising. All of these dates are estimations contingent on factors outside our control.

We estimate that we will require a two-year budget of $3.75 million to support the development of the YOPI wearable product and accompanying software. We intend to finance this budget as follows:

Stage A- Through this Offering of up to $1,070,000;
Stage B- Through a $1,600,000 Regulation A+ equity investment;

and Stage C- Through a $1,150,000 product crowdfunding campaign.

The purpose of the crowdfunding campaign is to achieve two goals:

1. Finance the production of the first generation of devices.
2. Create international PR and marketing buzz towards the company and its products.

Capital Resources

We have financed our operations through internally generated positive cash flow and a convertible note of $75,000.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in hand and Burn Rate

Our current cash in hand is $70,000 at 9/30/17. Over the past 3 months we have averaged 10,000 in monthly expenses. Our runway is currently 6 months.

As we advance with the development, we will be able to accelerate our development. We expect that the average monthly expenses will grow up to about $42,000 to $55,000 if our fundraise efforts on Wefunder are very successful. Expenses will vary depending on the success of this round over the next 3-6 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.yopitech.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

YOPI Subscription Agreement
YOPI Early Bird Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

David Freidenberg
Hemi Re'em
Menachem Genut

Appendix E: Supporting Documents

INVEST IN YOPI

Personal oxygen consumption wearable for fitness training–no lab or mask needed

> *We are developing a wearable device that lets people measure their oxygen consumption (VO2) while exercising. VO2 measurements are the best way to measure physical fitness and heart health. VO2 statistics typically require costly labs and bulky equipment. YOPI makes VO2 accessible for everyone. We have a patent pending on our completed proof of concept and are developing the companion app. We anticipate distribution by the end of 2018.*



Hemi Re'em
PRESIDENT & CO-FOUNDER, YOPI



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INVEST

Priced Round

$10M pre-money valuation | **$0.20**/share

If you invest, you're betting Yopi will be worth more than $10M in the future.

> **EARLY BIRD BONUS: $7M Valuation**
> Investors who fund up to the first $200K of this fundraise will invest at a $7M pre-money valuation.

INVESTOR PERKS

$500+	$50 to buy YOPI
$1,000+	$100 to buy YOPI
$2,000+	Get a Free YOPI
$5,000+	Get 2 YOPIs + One year Subscription to all YOPI Apps instructing Modules
$10,000+	Get 2 YOPIs + 2 Personal Training sessions with a personal trainer
$20,000+	Get 2 YOPI + 2 Ticket to NBA basketball game with David Blu in L.A. area

OUR AMBITION

In five years, YOPI is going to be a major player in the field of fitness and health worldwide. Anybody with YOPI will have the same fitness and health monitoring as the world's best professional athletes.

KEY FACTS

- Filed a patent and trademark for a developed prototype biosensor.
- First non-mask device that can monitor oxygen consumption VO2 through sweat.
- Our team has more than 100 total combined patents in our careers.

DOCUMENTS

Yopi_Slide_Deck.pptx
Yopi_Slide_Deck.pdf

It Started with Hemi's Heart

Hemi Re'em, our Co-Founder, was a semi-professional athlete, participating in long distance runs, triathalons and Ironman competitions. He monitored his physical health with a heart rate monitor and regular doctors' appointments. And then suddenly a year ago, something went wrong, and he unexpectedly had to have heart bypass surgery. While in recovery, a cardiologist brought up that he must have had many signs that something was wrong. This doctor was correct, but Hemi's previous monitoring system didn't catch any of them.

Enter YOPI, a Digital Personal Trainer and VO2 Monitor

Advanced Wearables

The biosensors in our wearable device measure a variety of bio-markers from the trainee's sweat and skin.

Intelligent Algorithms

Data attained from the biosensors are correlated to provide real-time feedback of the user's oxygen consumption.

A Personal App

Then, the app instructs the user in real-time according to his or her daily physiology and short & long term goals.





V02 Pre-Yopi

Jose Fonte, Portuguese soccer player, testing his VO2 max the conventional way

V02 with Yopi

With YOPI, you'll get constant feedback – no mask needed

Watch YOPI in Action



The Market

Global revenue in the fitness market continues to climb.


10,000
7,500
5,000
2,500
0
in million U.S. dollars
1,977
3,559
4,639
5,858
7,085
8,057
8,876
2014
2015
2016
2017
2018
2019
2020
Total
Apps
Wearables

Source: Statista

Our Progress So Far and What's Coming Next

1 Proof of Concept

We currently have a patent pending on our completed proof of concept.

2 Prototype

We've made two generations of prototypes and expect to have a next stage prototype within 6 months and a full working prototype within 10-12 months.

3 Production

At this stage, we'll launch a product crowdfunding campaign with a delivery time of 6 months (14-16 months out from this investment round).

Patent submitted

R&D begins to develop working third generation protype and selective biosensor membrane.

March 2016

YOPI Co-Founder Hemi Re'em has unexpected heart bypass operation

He recognizes the need for a better physiology monitoring solution during fitness training.

August 2016

Pre-seed money raised and R&D begins

Research to determine the best factors to inform the trainer of the athelete's physiological condition.

January 2017

First prototype completed

Successfuly measures ions and minerals related to oxygen consumption in the lab.

June 2017

Second prototype completed

Successfully measures specific ions and minerals in human sweat in the lab.

September 2017

September 2017

Fernando Patolsky, PhD joins as CTO of biosensors

University chemistry professor and world leader in biosensors.

February 2018

Complete third prototype and formulate machine-learning algorithm

Third protoype will measure human physiology during fitness training in vivo.

May 2018

Finalize full product including working biosensor and algorithm

August 2018

Test full product on trainers in the field and prepare mass production facility

December 2018

Launch product

February 2019

Distribute product

INVEST IN YOPI AND INVEST IN YOUR HEALTH

Letter from Hemi

Following my personal experience, it has become my dream and passion to save as many people as possible from going through the serious procedure of heart bypass surgery. Although I was a sportsman and did all the right things, I found myself on the operation table.

I was physically fit, not overweight, monitoring my heart rate and having all the necessary checkups—and still I was unaware that I had serious heart problems, which led in the end to a heart bypass operation.

We at YOPI Technologies are sparing no effort to bring to live a true revolution—a comfortable, wearable device that measure your oxygen consumption (VO2) without the need of a mask. Measurement is done constantly online and reflects real time, in vivo measurements of your physiology during training and rest.

YOPI enables users to monitor their physiology while training and alerts them of changes, protecting their health and hopefully sparing them from the challenging experience I went through about a year ago.

Let's move it, meet our fitness goals, and let's do it with YOPI—so our training is as efficient and healthy as possible.

Letter from Menachem

YOPI is about to change everything you know about health and fitness. We, at YOPI Technologies, have developed a unique solution that can function both as your health guard and personal fitness trainer.

YOPI includes biosensors that monitor key biometrical markers on your skin while you are doing any program of physical training. It is the first digital personal health and fitness trainer to combine intelligent personal training applications using machine-learning algorithms with cutting-edge proprietary biosensors.

YOPI uses real-time constant data streamed live from the biosensors to monitor your oxygen consumption. It offers fitness plans, training guidance, health alerts and lifestyle coaching in real-time, while you are training.

By using YOPI, you are able to monitor your physiological landscape in order to reach your maximum potential and optimal results from everyday activity and from each training session. And, most importantly, you will be able to do so without risking your health.

We are addressing you as we need your contribution to bring this wonderful product to market. Together we will be able to change for the better the worlds of health and fitness.

Sincerely,

Hemi Re'em
Co-Founder & Former Triathelete, YOPI Technologies, Inc.

Sincerely,

Dr. Menachem Genut
Co-Founder, YOPI Technologies, Inc.

MEET THE FOUNDERS



Hemi Re'em

President & Co-Founder

Hemi is an experienced entrepreneur and manager with a wide skillset. He has 25 years of experience in managing, planning and implementing business and marketing strategies.



Menachem Genut

CSO & Co-Founder

Menachem is a serial entrepreneur, senior manager and prolific innovator in the fields of Materials Science, Semiconductor Manufacturing, Chemistry and Nanotechnology.

AND THE REST OF THE TEAM



David Freidenberg

CEO

David is an experienced Chief Executive Officer in the IT and telecommunications industry. Skilled in funding, sales, negotiation and team management.

DETAILS

What is Yopi?

– COLLAPSE ALL

Yopi is an innovative wearable technology that measures users' physical performance with an application that trains the user according to his or hers physiology parameters and goals. Yopi looks after our user's health and takes care of it.

In the past year, we have successfully developed a working prototype and proofed the concept. In the thorough research we performed, we found that the best way to monitor our body is through VO2, the body's oxygen consumption.

Prior to our work, the only way to monitor oxygen consumption VO2 was via special laboratory testing that uses a bulky mask. The common way to monitor our physiology was to measure the heart rate.

We then started research to find a way to monitor oxygen consumption VO2 online without using a mask. We found that there is a direct correlation between oxygen consumption (VO2) and some biomarkers on the human body, particularly in human sweat.

At this stage, we founded YOPI and applied for a patent.

In addition, we understood that it's not enough just collect data, because it's even more important to transform it to the user. Therefore, we are developing a sophisticated application that is designed to train the user by monitoring his/her online physiological condition. Today, we are working to develop the first commercial product that will monitor VO2 while exercising.

Finally, Yopi is going to constantly monitor the user's VO2 and prevent an unexpected cardiac event. Overall, we are changing the world of health and fitness because we are the only ones who are going to measure the results online from the oxygen consumption VO2 during training without using a mask and without being connected to any wires.

How did you come to develop this concept?

It all started with my own personal story.

My name is Hemi Re'em; I am an entrepreneur, inventor and a former semi-professional athlete. As such, I participated in long distance runs, triathlons and Ironman competitions.

Over the years, I monitored my physical condition with a pulse (heart rate) monitor and did all the necessary check-ups. I was completely healthy in every possible parameter, but about a year ago, I unexpectedly had to have a heart bypass surgery. I then realized that heart rate monitoring, the way I had been monitoring myself until then, was not good enough, as it didn't tell me anything about my real health condition.

During the time I was in the hospital, I had the chance to speak with some cardiologists; one of them told me that I must've had many signs before the operation. He was completely right—I had many signs even a year and a half earlier. If someone at that stage could've told me, "Hey Hemi, something is wrong with your body," I could've taken care of it much earlier and avoided the operation. At this point, I understood that there must be a better way to monitor our physiological condition during training.

With this knowledge, I approached Dr. Menachem Genut, an entrepreneur that worked with me in the past. Together, Dr. Menachem Genut and I started to investigate the issue and found out that there are better and much more reliable ways than heart rate to monitor our bodies during exercise.

We found out that oxygen consumption (VO2) is the parameter that evaluates our overall physical condition during training and beyond. When a person starts a physical exercise, his/her body needs more energy to operate the muscles. This energy comes from a chemical reaction between Oxygen (O2) with either carbonate or fat. Therefore oxygen consumption can tell us accurately the rate at which we burn energy.

Each of us is supplying a different amount of O2 during the physical activity and it depends highly on gender, genetic and fitness level.

With these understandings, we set up Yopi.

How does the technology work to monitor the wearer's oxygen consumption?

There is VO2 and then there is VO2max.

VO2 is your momentary oxygen consumption and it is the number one parameter for your training.

VO2max is the maximum amount of O2 our body can consume.

Up to now, the only way to measure VO2 and VO2max was in a metabolic lab and have it tested with a machine that involved wearing a bulky mask. It measured oxygen intake, C02 output, and other parameters for training like how many calories a person is burning. The result from that testing is a chart telling you the VO2 and the VO2max. You can then go and apply that information to your training.

However, the truth is that you do not know anything because what you measured in the lab was only applicable for your physical condition at the time of the testing. From there you can only measure heart rate, which we already know is not good enough.

We at YOPI have found a way to monitor online oxygen consumption VO2 from biomarkers on the skin such as sweat.

How were you able to develop this technology?

We did extensive research that included reviewing articles from the leading researchers in the field and discussing our technology with professionals. We found that the most important thing for assessing athletic performance is oxygen consumption (VO2).

Then we had to find a way to measure VO2 online without using a mask since it is not practical to wear a mask during regular physical activities. We found that there is a correlation between biomarkers in the sweat to VO2. This was our breakthrough.

At this stage, we built several generations of prototypes to prove our concept according to our plan. As of today, we've reached the point where we need to advance to the next step, which is building a full-operational prototype for testing and to move into the commercialization stage.

What types of athletes benefit from reading their V02?

All types of athletes can benefit from this. Of course, it will be much easier to sell the product to customers that are more familiar with VO2 and VO2max.

However, anyone who is training and is interested in training more efficiently needs to know his/her oxygen consumption VO2 to train as effectively as possible.

How do wearers use the data they see from the device?

In the beginning, the user enters all the information regarding his/her condition. At a later stage, we probably will be able to get more information from our users doctors and results from checkups and put it into the algorithms.

After that, the system will ask the user about his/her goals he/she would like to reach. For example, let's say your goal is to lose 5 pounds. Yopi will give you a training program to meet this goal, accompany you, and encourage you until you reach your goal.

Alternatively, let's say you would like to walk or run 5 miles at a specific pace. Yopi will be able to recommend and take you through a special program on how to get in shape so you can achieve that goal.

The program is designed to train anyone online and to give the trainee constant feedback along the training while consistently monitoring the physical condition of the trainee.

Let's assume that according to the program, you need to run three miles at a certain pace. YOPI will instruct you during your workout session accordingly so you get the best results from the training session.

Who is developing your hardware and software? ^

YOPI's development teams are developing the hardware and software. Professor Fernando Patolsky from Tel Aviv University leads the first team in charge of developing the biosensors.

The second team is developing the algorithms and the application. Dr. Ronen Almog is a veteran in developing special algorithms in many industries, including the biosensor industry, and he leads this team.

We are also using subcontractors as needed to accelerate the development, manufacture the prototype, and for production. We are probably going to manufacture in the Far East, where we have experience manufacturing hardware and software.

How are you preparing to launch the product in the market? ^

We are working now on developing a full working prototype and algorithm. We are doing this after making three generations of prototypes, each of them performing certain tasks. In each generation, we slightly improved the prototype and fixed bugs that we found in the previous generations.

We showed that we are headed in the right direction and are going to have the right hardware. We are also working on the algorithm and starting with the application, which includes machine learning and storing in the cloud.

We expect to have a next step prototype within 6 months and a full working prototype within 10 -12 months. At this stage, we will launch the product in a product crowdfunding campaign with a delivery time of 6 months, 14-16 months out from the fundraising.

What things could potentially go wrong that you are most worried about? ^

There is a lot of work that we still have to do, particularly with the algorithm. We need to get the most accurate algorithm so the correlation between the sweat's biomarkers and oxygen consumption (VO2) is accurate and can work on every person.

In addition, we have to continually and constantly measure the biomarkers in the sweat. This is a challenge that many researchers around the world faced and we have found a good solution for it. We have built a great team with more than 100 patents between all of us and have already filed a patent for the current technology.

Marketing is also a challenge as we are introducing a new way of monitoring our body during exercises and to change a market is always a challenge. We still have questions about how our customers will react to the product.

Finally, we are a startup and we have to go through all the stages every startup has to go through. We are bringing a new invention to the world, so of course, there are butterflies keeping us awake at night.

Do you see a possibility for any professional athletes coming on as customers?

Yes, very much so. We are learning from companies in the sports industry, such as Garmin and Polar, which about 20 years ago introduced the market to heart rate monitors. At that time, nobody was monitoring themselves closely. Therefore, these companies brought something new to the market.

We are doing the same, but in a better way of personal monitoring. We look at the market and say to the professional, "Look, we can monitor your oxygen consumption—the real thing, not a substitute." We believe that they are going to adapt to our approach.

Lately, we've introduced the monitor concept to many semi-professional athletes like myself, each of whom is training for major competitions, and every one of them was interested in monitoring their VO2.

Above that, there is the sports team market. We are planning to concentrate on this market as well, in parallel. This is a fascinating market. Imagine a coach who can monitor each of the players on his team online during training and in the game and know the exact physical condition of each player, making it easier for the coach to replace players who are already tired.

This is something that is going to be a game changer for all the sports industry, as we can eliminate injuries that usually occur when the player is tired.

Where do you plan to produce the hardware?

We expect to start manufacturing the hardware in about a year from the fundraising. We 've already received inquiries from a range of manufacturers in the Far East. We will compare the different options; the dilemma is between South Korea, Taiwan, or China.

At this stage, all options are open and we will be evaluating that in a few months.

Do you have any idea how much this will all cost to produce and then what you expect to charge customers?

We have a rough idea. It's still too early to say, but we assume it will cost us no more than $20-30. When we move to mass production, the costs will be even lower.

The retail sale price of the hardware is expected to be between $150 and $200.

Who is on the core business team?

David Freidenberg is our CEO. In the last 15 years, he has managed companies in the IT and telecommunications industry. David has MBA and Bachelor's degree in Economics.

All the companies David managed were hardware and software solutions. One was a smart case for the smartphone with biometric and physiological sensors for authentication. Another company was a thin client connected to a virtualization platform that was managed by a very capable management system. A third company was an Interactive android STB for the OTT market. What is fascinating for him about Yopi, aside from the amazing personal story of Hemi, is the feeling that we really can change the world and save people's lives. We have made a difference here, and with his experience, David can bring Yopi to the market and find the right channels to distribute it in the American market and other places in the world.

Hemi Re'em is President & Co-Founder. He is an entrepreneur with 25 years of experience in managing, planning, and implementing business and marketing strategies. Hemi established a company, Oryx, in the mid-90s that manufactured bicycle helmets in Israel and exported them to Europe (including to Manchester United) and the U.S. He sold the company by the end of the 90s. Oryx developed not just the helmets but also the materials for them. The helmets had a way better shock absorbing capacity compared to all other helmets in the market at a much lower weight.

After he sold the manufacturing, Hemi established a new company, Orycle, which developed a technology that improved the shock-absorbing capacity in polymers. Orycle supplied the invention solutions to a variety of companies in different fields in Israel, and abroad in the USA.

In 2009, he sold the technology to Menachem's company–ApNano Materials, Inc. Hemi joined Menachem's company, where they worked together to manipulate a polymer with nanomaterials.

In the past 5 years, Hemi worked in a VP position at two companies in Israel managing R&D and Business Development. About a year ago, after his operation, Hemi decided to leave to establish YOPI together with Menachem.

Menachem Genut is our CSO & Co-Founder. He has a Ph.D. in material science from the Technionin Israel. Menachem did his post-doc at Carnegie Mellon University in the field of material science and semiconductors. He then completed another post-doc at The Weizmann Institute in Israel where he was part of the team that discovered the inorganic fullerenes, which became the basis of the company I co-founded, ApNano Materials, Inc.

As the CEO of ApNano Materials, Inc. and another company, NanoMaterials LTD., he grew the idea he co-invented by at the Weizmann Institute into one of the only nanotech companies in the world that has a major production facility, which produces and sells Nano-materials in ton quantities. In 2013, he sold ApNano to a U.S. company.

We have several other colleagues to introduce:

1) Professor Fernando Patolsky, the CTO of biosensors and a world leader in the field of biosensors. 2) Dr. Ronen Almog, an expert in algorithms and signal processing and 3) Dr. Shawn Portal, the head of physiology who is a leader in nutrition and physiological training and who studied at the Hebrew University of Jerusalem.

ASK A QUESTION

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RISKS SPECIFIC TO YOPI

1.

We have a limited operating history and have generated no revenues to date.

Our limited operating history makes evaluating the business and future prospects difficult, and may increase the risk of your investment. To date, we have generated no revenues and have not yet begun meaningful commercialisation efforts with respect to our product. If you are investing in this company, it is because you think the a fitness personal instructor, which trains according to real-time Oxygen consumption is a good idea, that the Company will be able to successfully market, manufacture and sell the YOPI personal trainer, that we can price it right... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Yopi is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Dr. Menachem Genut

Co-Founder at YOPI Technologies, Inc.

YOPI Technologies, Inc. • Carnegie Mellon University

Israel • 500+

Send InMail

Dr. Genut is an entrepreneur, senior manager and prolific innovator in the fields of Nanotechnology, Materials Science, and Chemistry/Chemical Engineering
Additionally, Dr. Genut is a Process Safety expert for Highly Hazardous Chemicals and Nanomaterials. Dr. Genut is using Process Safety Management Methods to prevent unexpected releases of toxic, reactive, or flammable liquids and gases in processes involving highly hazardous chemicals. Dr. Genut is managing corporate audit, safety performance, and incident investigation functions and deriving trends from the findings of these efforts, and then recommending and getting implemented strategic solutions to minimize further incidents and risks. Dr. Genut is also managing groups of subject-matter experts in the areas of corporate safety and process safety (PSM) performance.
מוסמך כממונה בטיחות בעבודה וממונה בטיחות כימית

Dr. Genut was the co-discoverer of novel inorganic nanostructures as a member of the Weizmann Institute's Nanomaterials Synthesis Group. As the CEO&CTO of ApNano Materials, Inc. Dr. Genut brought the company from a test tube scale reaction to one of a few nanomaterials companies in the world that has a major production facility which produces and sells nano products in ton quantities.
Dr. Genut holds numerous patents and has published over 30 scientific articles. His publication "Polyhedral and cylindrical structures of tungsten disulphide" by R. TENNE, L. MARGULIS, M. GENUT & G. HODES, was published in Nature 360, 444 - 446 (03 December 1992) and has been Cited in over 2000 scientific papers.

Media (2)



Homepage



Yopi - Your Personal Fitness Companion

See less

Experience

Co-Founder
YOPI Technologies, Inc.
Jan 2017 – Present • 11 mos
NY NY USA

YOPI is disrupting the world of health and fitness, by changing the way the trainee monitors his body functionality during training and beyond.
During exercise the body needs more Oxygen to feed the muscles in order to keep them working.
Today the only way to measure changes in Oxygen consumption is in a special “Metabolic Fitness Testing Laboratory” which includes use of mask.
YOPI is measuring Oxygen consumption on-line without a mask, from the user's body, using breakthrough wearable biosensors and sophisticated algorithms. YOPI biosensors measure bio-markers in the sweat that are correlated to the Oxygen intake and instruct in real time the trainee according to his momentary physiology and goals. The need for a device like YOPI is well defined in the recent article "Forget fitness trackers, sweat sensors are more accurate".

YOPI DEVICE AND APPLICATION
YOPI is the first digital personal health and fitness instructor that combines an intelligent personal training applications using machine-learning algorithms with cutting-edge proprietary biosensors.
YOPI uses real-time constant data attained from the biosensors to monitor the user Oxygen consumption and provides real-time, fitness plans, training guidance, health alerts and lifestyle coaching.
By using YOPI, the user will be able to monitor physiological conditions, to reach the optimal results from every day activity and from any training session.
YOPI comprises:
1. Advanced wearable bio-sensors
The biosensors are measuring variety of biomarkers from the trainee’s sweat and skin.
2. Intelligent machine learning algorithms
The advanced algorithms correlates the data obtained from the biosensors and provide real-time feedback of the user’s Oxygen consumption.
3. Mobile app that guides the trainee "on line" for each selected activity.
Based on that data, the application in real time instructs the user according to his daily physiology and short & long-term goals.
www.yopitech.com

Chemical Safety Lecturer and EHS Consultant
Tel Aviv University
Feb 2013 – Present • 4 yrs 10 mos
Tel Aviv israel

Chemical Safety Lecturer.
Provide general and specialized laboratory safety training upon request.
Provide technical assistance to laboratory supervisors and workers concerning appropriate storage, handling and disposal of hazardous chemicals.
Conduct exposure assessments and laboratory surveillance upon request.
Make routine, as well as special, health and safety audits.
Provide technical assistance concerning personal protective equipment and laboratory safety equipment.
Facilitate access to manufacturer's Material Safety Data Sheets and other laboratory and chemical safety literature.
Remain current on rules and regulations concerning chemicals used at TAU.

Process Safety Expert of Highly Hazardous Chemicals
DRMG LTD.
2011 – Present • 6 yrs
Israel

מהנדס ויועץ בטיחות בכיר לסיכונים כימיים, רעלים וחומרים מסוכנים, קצין תעשייה בכיר (מילואים) בפיקוד העורף ובעבר ראש ענף חומרים מסוכנים במשרד להגנת הסביבה.

הכנת תכניות לניהול הבטיחות ע"פ התקנה החדשה
סקרי סיכונים ותיק בטיחות מפעלי
הכנת בקשות להיתר רעלים
בטיחות תהליכית/כימית/חומרים מסוכנים/רעלים
שרותי ממונה בטיחות מפעלי לתעשייה הכימית
הדרכות והרצאות בבטיחות כימיה, חומרים מסוכנים והחוקים והתקנות הנוגעות לתחום
הטמעת בטיחות מפעלית
מתן חוות דעת מומחה
טלפון ליצירת קשר- 054-4737-121

Dr. Genut is an EHS and Process Safety Management expert of Highly Hazardous Chemicals. Dr. Genut is using standards and own developed Process Safety Management Methods to prevent unexpected releases of toxic, reactive, or flammable liquids and gases in processes involving highly hazardous chemicals. Additionally, Dr. Genut is managing corporate audit, safety performance, and incident investigation functions and deriving trends from the findings of these efforts, and then recommending and getting implemented strategic solutions to minimize further incidents and risks. Dr. Genut is also managing groups of subject-matter experts in the areas of corporate safety and process safety (PSM) performance.
Consultation includes:-
• Chemical, emergency response safety consultation.
• Safety inspections, hazard assessments and job safety analyses by using standard and own developed methods, to determine and evaluate the hazards of the process being analyzed.
• Chemical engineering and environmental engineering.
• Chemical process development, design, assessments and evaluation.
• Expert witness related to chemical process flow, piping and instrument design.
• Field and chemical plant testing to determine compliance with permit requirements.

For contacting Dr. Genut call +972-544-737-121

Director
DRMG Business & Technology LTD.
2011 – Present • 6 yrs
Israel

Consulting High Tech Firms in Business Development combined with technological consulting especially in the areas of nanotech and semiconductors technologies.

Founder, CEO, CTO and EHS Director
ApNano Materials Inc.
2002 – 2011 • 9 yrs
NY, NY USA and Israel

CEO of ApNano Materials, Inc./NanoMaterials LTD. in which I brought the company from an idea co-invented by me at the Weizmann Institute, to one of the only nanotech companies in the world that has a major production facility which produces and sells nano-materials in ton quantities. As part of this operation I managed the establishment of the pilot plant and the production plant of the company. Work included SCALE UP of the lab reactor to the production plant reactors that manufactured nano-materials in the presence of extremely hazardous chemicals. Duties also included overall responsibility for plant safety issues as well and compliance with process safety regulatory requirements.

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Education

Carnegie Mellon University
Post Doctorate, Materials Science/Semiconductors
1989 – 1990

Post Doc Materials Science

Technion-Machon Technologi Le' Israel
Doctor of Philosophy (Ph.D.), Materials Science
1985 – 1988

B.Sc Chem. Eng.

Featured Skills & Endorsements

R&D · 99+ — Endorsed by **Yoram Reich, who is highly skilled at this**

Nanotechnology · 99+ — Endorsed by **Alexander Seifalian and 2 others who are highly skilled at this**
Endorsed by **3 of Dr. Menachem's colleagues at Tel Aviv University**

Start-ups · 99+

Endorsed by **Eran Yarkoni and 13 others who are highly skilled at this**

Endorsed by **5 of Dr. Menachem's colleagues at Tel Aviv University**

See 47 more skills

Recommendations

Received (6) **Given (1)**



Erez Sokolsky
VP R&D at Saturas LTD
April 27, 2015, Erez reported directly to Dr. Menachem

Dr Genut. is a great team creator: he know how to combine different type of peoples into one goal team
He is also detail oriented with analytical thinking
It was pleasure to work for him
Erez Sokolsky



David Shalom
Associate Manager (Client Services) at Infosys
November 9, 2012, David reported directly to Dr. Menachem

I worked for Dr. Menachem Genut for over 3 years at Apnano Materials, a leading nanotechnology start-up company based on a new family of inorganic nano-sized materials originally discovered by Menachem during his Post Doc at the Weizmann Institute. Menachem uniquely combines, scientific aptitude, business acumen and an understanding for people and management. He has been involved in many cutting edge scientific projects and it was great experience to work with him and leading scientists and engineers in an interesting field of nano-technology. He is a fair, honest and caring individual with a sharp mind and quick wit that adds to his serious but informal style. I gladly recommend him for any future endeavour and wish him continued success.

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Accomplishments

7 Publications

Scaling Up of the WS2 Nanotubes Synthesis, • Scaling-Up of the WS2 Nanotubes Synthesis • Insight into the Growth Mechanism of WS2 Nanotubes in the Scaled-Up Fluidized Bed Reactor • Friction reduction and wear resistance of electro-co-deposited inorganic fullerene-like WS2 coating for improved stainless steel orthodontic wires • Fullerenes Fight Friction, Giant Inorganic Molecules Give Exceptional Performance as Dry Lubricants, • SHOCK WAVE PROTECTION MATERIALS • Polyhedral and cylindrical structures of tungsten disulphidehide

6 Honors & Awards

Nanotechnology Company of the Year Award 2010 • The Automotive Excellence (NoAE) Innovation-Competition Prize • Corporate Member of the World Technology Network • Winner of the second annual Nanotech Briefs magazine Nano 50 contest, • One of the 100 most innovative companies • One of the top 21 companies of the 21st

5 Patents

Laser removal of foreign materials from surfaces • Laser stripping improvement by modified gas composition • Process and apparatus for oblique beam revolution, for the effective laser stripping of SideWalls • Laser processing chamber with cassette cell • Oriented polycrystalline thin films of transition metal chalcogenides

2 Languages

English • Hebrew

1 **Certification**

ממונה בטיחות בעבודה ומכין תוכניות בטיחות מוסמך ע"י משרד הכלכלה

1 **Organization**

האגודה הישראלית להנדסת בטיחות

Interests

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